NON-UNITED STATES RESIDENT SUBSCRIBERS

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ANAVEX LIFE SCIENCES CORP.
(THE “ISSUER”)

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
8% CONVERTIBLE DEBENTURES

INSTRUCTIONS TO PURCHASER

1.	The purchaser is to complete all the information in the boxes on page 1 and sign where indicated with an “X”.

2.	IF THE PURCHASER IS A CANADIAN RESIDENT AND IS AN ACCREDITED INVESTOR, then complete the “Accredited Investor Questionnaire” that starts on page 5.

3.	RESIDENTS OF COUNTRIES OUTSIDE THE UNITED STATES AND CANADA AND CANADIAN RESIDENTS PURCHASING A MINIMUM OF $150,000 IN VALUE OF SECURITIES may subscribe without filling in an Accredited Investor.

4.	Check or Cashier’s check should be made payable to Anavex Life Sciences Corp. For Wire instructions contact Harvey Lalach at harvey@anavex.com; Tel (250) 864-2740.

5.	All other information must be filled in where appropriate.

6.	ALL DOLLAR FIGURES REFER TO UNITED STATES DOLLARS.

This is Page 2 of 17 pages of a subscription agreement and related appendices, schedules and forms. Collectively, these pages together are referred to as the “Subscription Agreement”.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	ANAVEX LIFE SCIENCES CORP. (the “Issuer”), of 50 Harrison Street, Unit 315A, Hoboken NJ 07030

Subject and pursuant to the terms set out in the Terms on pages 3 to 4, the General Provisions on pages 9 to 16 and the other schedules and appendices attached which are hereby incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

$1,000,000 in value of Convertible Debenture

The Purchaser owns, directly or indirectly, the following securities of the Issuer:

[Check if applicable] The Purchaser is [ ] an insider of the Issuer or [ ] a member of the professional group

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Investment as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Name to appear on certificate	Name and account reference, if applicable

Account reference if applicable	Contact name

Address	Address

Telephone Number

EXECUTED by the Purchaser this _______ day of _____________ , 2011. By executing this Subscription Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in the jurisdiction shown as the “Address of Purchaser”.

WITNESS:	EXECUTION BY PURCHASER:

X
Signature of Witness	Signature of individual (if Purchaser is an individual)

X
Name of Witness	Authorized signatory (if Purchaser is not an individual)

Address of Witness	Name of Purchaser (please print)

Name of authorized signatory (please print)
Accepted this day of ____________, 2011

ANAVEX LIFE SCIENCES CORP.	Address of Purchaser (residence)
Per:

Telephone Number
Authorized Signatory

Facsimile Number

E-mail address

Social Security/Insurance No.:

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 3 to 4, the General Provisions on pages 9 to 16 and the other schedules and appendices incorporated by reference. If funds are delivered to the Issuer’s lawyers, they are authorized to release the funds to the Issuer on Closing.

Subscription Agreement (with related appendices, schedules and forms)	Page 3 of 17

TERMS

Reference date of this Subscription Agreement	April _______, 2011 (the “Agreement Date”)

The Offering

Principal Amount:	US$1,000,000

The Issuer:	Anavex Life Sciences Corp. (the “Issuer”).

The Purchaser:	Weiser Capital Ltd. or its assignees (the “Purchaser”)

Instrument:	The offering consists of 8% Convertible Debentures (the “Investment”) closing in three tranches:

“Tranche 1”: $250,000 closing not later than April 20, 2011 or such other date as may be agreed upon by the Issuer and the Purchaser (the “Initial Closing”);

“Tranche 2” $500,000 closing not later than May 3, 2011 or such other date as may be agreed upon by the Issuer and the Purchaser; and

“Tranche 3” $250,000 closing not later than May 20, 2011 or such other date as may be agreed upon by the Issuer and the Purchaser (the “Final Closing”).

All dollar figures refer to United States dollars.

Term of Investment:

The term (the “Term”) of the Investment will mature on the earliest of: (a) 12 months from the date of the Initial Closing; or, (b) conversion of the entire Investment; or, (c) early retirement of the entire Investment under circumstances agreeable to both the Issuer and Purchaser.

Terms of Conversion:

The Investment is convertible or redeemable on the following terms: (a) conversion or redemption will be: (i) automatic upon the Issuer closing aggregate equity financings of $2,000,000 or a greater amount within any 30 consecutive calendar days during the Term of the Investment; or, (ii) at the election of the Purchaser; and (b) Investment is convertible at $3.00 per share, adjusted for splits and common stock share issuances of greater than 10% of the number of outstanding shares of the Issuer at the closing of the Investment. For each common share issued, one 2-year common share purchase warrant will be issued. The warrant will be priced at $4.00 adjusted for splits and common stock share issuances of greater than 10% of the number of outstanding shares of the Issuer at the closing of the Investment.

Interest Rate:	Accrued interest will be payable at the conclusion of the Term of the Investment at a rate of 8 percent per annum on the principal amount of the Investment.

In the event of early retirement, interest payable will be the greater of: (a) 6 months interest on the principal amount of the Investment; or, (b) the accumulated interest on the principal amount of the Investment.

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Committed Use of Capital	Tranche 1

	Dollar Value	Committed Use of Capital
	$100,000	Payments related to 2-73 development (CRO)
	$100,000(1)	Closing Fee to Purchaser
Up to	$25,000	Management compensation
Up to	$25,000	General and administrative expenses
Up to	$250,000(2)

Tranche 2

	$180,000	Payments related to 2-73 development (CRO)
Up to	$50,000	Management compensation
Up to	$50,000	Lab staff compensation
Up to	$25,000	Purchaser and public relations expenses
Up to	$25,000	General and administrative expenses
Up to	$25,000	Payments related to Genesis termination and rent
Up to	$50,000	Expenses directly related to application for listing of shares on a national exchange
Up to	$50,000	Syntagon (synthesis 1-41)
Up to	$500,000(2)

Tranche 3

	$50,000	Payments related to 2-734 development to ABX and Forenap
Up to	$50,000	Lab staff compensation
Up to	$50,000	Management compensation
Up to	$50,000	Expenses directly related to application for listing of shares on a national exchange
Up to	$25,000	General and administrative expenses
Up to	$50,000	Purchaser and public relations expenses
Up to	$500,000

(1)	The Purchaser may reinvest the Closing Fee in which case such funds will be used as follows:

Dollar Value	Committed Use of Capital
$50,000	Lab Rent – Eurogenet
$50,000	Lab Staff – Compensation
$100,000

(2)

In Tranche 1 and 2, any unspent remainder is to be contributed to accounts payable, excluding management compensation. In Tranche 3, any unspent remainder is to be contributed to accounts payable, and may include management compensation

Additional Terms:	1.	Upon conclusion of the Term of the Investment all unpaid principal, interest, and fees will be due and payable to the Purchaser.

	2.	The Issuer may not transfer the obligation of the Investment.

	3.	The Issuer will pay the Purchaser, or its agent, $100,000 concurrent with the closing of “Tranche 1”.

	4.

For the five business days subsequent to the Initial Closing, the Purchaser, or its agent, has the right to purchase from the Issuer 33,334 shares of the Issuer and 33,334 common share purchase warrant for an aggregate purchase price of $100,000. Each common share purchase warrant will be exercisable for two years from the Initial Closing at an exercise price of $4.00 per share. In order to exercise its right, the Purchaser must provide the Issuer with written notice of its intention to exercise its right, along with a certified cheque in the amount of $100,000, within such five business day period subsequent to the Initial Closing such written notice to be given in accordance with section 5.4 hereof. Upon receipt of such notice and certified cheque, the Issuer shall have three business days to provide the Purchaser with certificates representing the shares and common share purchase warrants of the Issuer. The General Provisions shall be deemed to apply to any purchase pursuant to this provision and the Issuer may, in its sole discretion, request that the Purchaser provide evidence that it is able to purchase the shares and common share purchase warrants of the Issuer under applicable securities laws.

Subscription Agreement (with related appendices, schedules and forms)	Page 5 of 17

5.	The following named parties are identified in two categories:

Category 1 – named parties, and officers and directors added by the Issuer subsequent to the closing of the Investment, are enjoined from selling, lending, transferring, or hypothecating shares of Anavex Life Sciences Corp. common stock until the company reports completion of its Phase 11a clinical study

Category 2 – named parties qualify for ‘Management compensation’ in the investment.

Named Party	Category 1	Category 2
Ayers, Alison	X
Durrant, Cameron	X	X
Lalach, Harvey	X	X
Lowry, Sean	X
Skarpelos, Tom	X	X
Stergiou, Angelos	X	X
Tousley, David	X	X

Selling Jurisdictions	The Investment may be sold in Canada or in other jurisdictions other than the United States where they may be lawfully sold (the ”Selling Jurisdictions”).

Exemptions	The offering will be made in accordance with the following exemptions from the prospectus requirements:

(a)	the “accredited investor” exemption in Canada (section 2.3 of National Instrument 45-106, as adopted by the securities commissions in Canada (“NI 45-106”);

(b)	the “$150,000 purchaser” exemption in Canada (section 2.10 of NI 45-106); and

(c)	such other exemptions as may be available under the securities laws of the Selling Jurisdictions and Regulation S of the United States.

No Registration of Securities	The Investment will not be registered with the United States Securities and Exchange Commission and will be tradable in compliance with Rule 144 restricted periods.

Resale restrictions and legends	The Purchaser acknowledges that the certificates representing the Shares will bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Purchasers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.

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Closing Date

The completion of the sale and purchase of the Investment will take place in one or more closings, on a date or dates as agreed to by the Issuer and the Purchaser as set forth above under “Instrument” (the “Closing Date”).

The Issuer

Jurisdiction of organization	The Issuer is incorporated under the laws of the State of Nevada.

Stock exchange listings	Certain market makers make market in the Issuer’s stock on the National Association of Securities Dealers Inc.’s OTC Bulletin Board.

End of Terms

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NATIONAL INSTRUMENT 45-106

ACCREDITED INVESTOR QUESTIONNAIRE – CANADIAN PURCHASERS

The purpose of this Questionnaire is to assure Anavex Life Sciences Corp. (the “Issuer”) that the undersigned (the “Subscriber”) will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 (“NI 45-106”), as adopted by the Securities Commissions in Canada, in respect of a proposed private placement of securities by the Issuer (the “Transaction”). The Issuer will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Subscriber covenants, represents and warrants to the Issuer that:

1.

the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2.	the Subscriber satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

	[ ]	(a) a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

	[ ]	(b) the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);

[ ]

(c) a subsidiary of any person referred to in any of the foregoing categories, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ]

(d) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person or company registered under securities legislation in a jurisdiction of Canada as an adviser or dealer, other than limited market dealer registered under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

	[ ]	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

	[ ]	(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

[ ]

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scholaire de l’ile de Montreal or an intermunicipal management board in Québec;

	[ ]	(h) a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;

	[ ]	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

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[ ]

(j) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$1,000,000;

[ ]

(k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[ ]	(l) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;

[ ]	(m) a person, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements;

[ ]	(n) an investment fund that distributes it securities only to:

(i)	persons that are accredited investors at the time of distribution,

(ii)	a person that acquires or acquired a minimum of CDN$150,000 of value in securities and under Section 2.19 of NI 45-106, or

(iii)	a person described under paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 of NI 45-106;

[ ]

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

[ ]

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

[ ]

(q) a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

[ ]

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

[ ]	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

[ ]	(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors;

[ ]	(u) an investment fund that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or

Subscription Agreement (with related appendices, schedules and forms)	Page 9 of 17

[ ]

(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after NI 45-106 came into force.

The Subscriber acknowledges and agrees that the Subscriber may be required by the Issuer to provide such additional documentation as may be reasonably required by the Issuer and its legal counsel in determining the Subscriber’s eligibility to acquire the Investment under relevant Legislation.

     IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _______ day of __________________, 2011.

If a Corporation, Partnership or Other Entity:	If an Individual:

X
Print or Type Name of Entity	Signature

X
Signature of Authorized Signatory	Print or Type Name

Type of Entity

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GENERAL PROVISIONS

1.             DEFINITIONS

1.1           In the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 10 to 16 and the other schedules and appendices incorporated by reference), the following words have the following meanings unless otherwise indicated:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)

“Applicable Legislation” means the Securities Legislation Applicable to the Issuer (as defined on page 8) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

(c)

“business day” means any day banking transactions can be conducted in the City of Vancouver, British Columbia, and does not include any day which is a federal or provincial holiday in Vancouver, British Columbia;

(d)	“Closing” means each completion of the sale and purchase of the Securities;

(e)	“Closing Date” has the meaning assigned in the Terms;

(f)

“Commissions” means the Commissions with Jurisdiction over the Issuer (as defined on page 4) and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;

(g)	“Final Closing” means the last closing under the Private Placement;

(h)	“General Provisions” means those portions of the Subscription Agreement headed “General Provisions” and contained on pages 9 to 17;

(i)	“Initial Closing” means the first closing under the Private Placement;

(j)	“Private Placement” means the offering of the Investment on the terms and conditions of this Subscription Agreement;

(k)	“Securities” means the Investment as defined in the Terms;

(l)	“Subscription Agreement” means this agreement and the schedules and appendices incorporated by reference herein; and

(m)	“Terms” means those portions of the Subscription Agreement headed “Terms” and contained on pages 3 to 5.

1.2           In the Subscription Agreement, the following terms have the meanings defined in Regulation S of the 1933 Act (“Regulation S”): “Directed Selling Efforts”, “Foreign Issuer”, “Substantial U.S. Market Interest”, “U.S. Person” and “United States”.

1.3           In the Subscription Agreement, unless otherwise specified, currencies are indicated in US dollars.

1.4           In the Subscription Agreement, other words and phrases that are capitalized have the meanings assigned to them in the body hereof.

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2.             ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1           Acknowledgements concerning Offering

The Purchaser acknowledges that:

(a)

none of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable state and provincial securities laws;

(b)	the Purchaser acknowledges that the Issuer has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(c)

the decision to execute this Subscription Agreement and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer and such decision is based entirely upon a review of information (the “Issuer Information”) which has been filed by the Issuer with the Securities and Exchange Commission (the “SEC”);

(d)

the Purchaser and the Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Issuer regarding the Offering, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Issuer Information, or any business plan, corporate profile or any other document provided to the Purchaser;

(e)	neither the Commissions or similar regulatory authority has reviewed or passed on the merits of the Securities;

(f)	there is no government or other insurance covering any of the Securities;

(g)	there are risks associated with an investment in the Securities;

(h)

the Purchaser has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Purchaser may sell or otherwise dispose of the Securities pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(i)

the Purchaser and the Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Issuer in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Issuer;

(j)

the books and records of the Issuer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Purchaser during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Purchaser, the Purchaser’s lawyer and/or advisor(s);

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(k)

the Purchaser will indemnify and hold harmless the Issuer and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Issuer in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Issuer in connection therewith;

(l)

the Shares are not listed on any stock exchange or automated dealer quotation system and no representation has been made to the Purchaser that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that currently market makers make a market for the Issuer’s common shares on the National Association of Securities Dealers Inc.’s OTC Bulletin Board;

(m)

the Issuer will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with Applicable Legislation;

(n)

the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus to sell the Securities and, as a consequence of acquiring the Securities pursuant to such exemption certain protections, rights and remedies provided by applicable securities legislation will not be available to the Purchaser;

(o)

the statutory and regulatory basis for the exemption claimed for the offer of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any Applicable Legislation;

(p)

the Purchaser is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Securities as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(q)

the Purchaser has been advised to consult the Purchaser’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Issuer is not in any way responsible) for compliance with:

	(i)	any applicable laws of the jurisdiction in which the Purchaser is resident in connection with the distribution of the Securities hereunder, and

	(ii)	applicable resale restrictions;

(r)

this Agreement is not enforceable by the Purchaser unless it has been accepted by the Issuer, and the Purchaser acknowledges and agrees that the Issuer reserves the right to reject any subscription for any reason;

(s)

by executing and delivering this Subscription Agreement, each Purchaser resident in Canada will have directed the Issuer not to include a Canadian legend on any certificates representing the Securities to be issued to such Purchaser. As a consequence, the Purchaser will not be able to rely on the resale provisions of National Instrument 45-102, as adopted by the securities commissions in Canada, and any subsequent trade in the Securities during or after the Canadian hold period described therein will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

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2.2             Representations by the Purchaser

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)

the Purchaser has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Purchaser;

(b)

the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(c)

the Purchaser has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms;

(d)	the Purchaser is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(e)	the Purchaser is not a U.S. Person;

(f)	the Purchaser is resident in the jurisdiction set out under the heading “Name and Address of Purchaser” on the signature page of this Subscription Agreement;

(g)	the Purchaser:

i.

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Purchaser is resident (the “International Jurisdiction”) which would apply to the acquisition of the Securities;

ii.

is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Purchaser is permitted to purchase the Investment under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

iii.

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the authorities in the International Jurisdiction and such laws do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Securities;

	iv.	is knowledgeable, or has been independently advised, that the purchase of the Securities by the Purchaser does not trigger:

		A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

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B.	any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction; and

the Purchaser will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Issuer, acting reasonably;

(h)	if the Purchaser is not a resident of British Columbia or any other jurisdiction of Canada, that:

i.

a subsequent trade in the Securities in or from British Columbia or any other jurisdiction of Canada will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities laws unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Securities (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the “BC Legend”) specified in British Columbia Instrument 51-509 (“BCI 51-509”) or the restrictive legend (the “CSA Legend”) specified in National Instrument 45-102 (“NI 45-102”);

ii.

the Purchaser undertakes not to trade or resell any of the Securities in or from Canada unless the trade or resale is made in accordance with BCI 51-509 or NI 45-102, as applicable. The Purchaser understands and agrees that the Issuer and others will rely upon the truth and accuracy of these representations and warranties made in this Section (h) and agrees that if such representations and warranties are no longer accurate or have been breached, the Purchaser shall immediately notify the Issuer;

iii.

the Purchaser of these Securities, by acceptance hereof and as a consequence of the representations and warranties made by the Purchaser in this Section (h), the Purchaser will have directed the Issuer not to include the BC Legend or the CSA Legend on any certificates representing the Securities to be issued to the Purchaser. As a consequence, the Purchaser will not be able to rely on the resale provisions of BCI 51-509 or NI 45- 102, and any subsequent trade in any of the Securities in or from British Columbia or any other jurisdiction of Canada will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities laws; and

iv.

if the Purchaser wishes to trade or resell any of the Securities in or from British Columbia or any other jurisdiction of Canada, the Purchaser agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Securities to the transfer agent of the Issuer to have the BC Legend or the CSA Legend, as applicable, imprinted on such certificate or to instruct the transfer agent of the Issuer to include the BC Legend or the CSA Legend, as applicable on any ownership statement issued under a direct registration system or other book entry system.

(i)

the Purchaser is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(j)

the Purchaser is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Securities as principal for the Purchaser’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

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(k)

the Purchaser is not an underwriter of, or dealer in, the common shares of the Issuer, nor is the Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(l)

the Purchaser (i) is able to fend for him/her/itself in the subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(m)

the Purchaser acknowledges that the Purchaser has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Purchaser may sell or otherwise dispose of the Securities pursuant to registration of the Securities pursuant to the 1933 Act and any Applicable Laws or under an exemption from such registration requirements and as otherwise provided herein;

(n)

the Purchaser understands and agrees that none of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(o)

the Purchaser understands and agrees that offers and sales of any of the Securities prior to the expiration of a period of one year after the date of original issuance of the Securities (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(p)

the Purchaser understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(q)

the Purchaser understands and agrees that the Issuer will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(r)

the Purchaser is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(s)	no person has made to the Purchaser any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities;

(ii)	that any person will refund the purchase price of any of the Securities;

Subscription Agreement (with related appendices, schedules and forms)	Page 16 of 17

(iii)	as to the future price or value of any of the Securities; or

(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Issuer on any stock exchange or automated dealer quotation system.

2.3           Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 9 to 16 and the other schedules and appendices incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 9 to 16 and the other schedules and appendices incorporated by reference) which takes place prior to the Closing.

2.4           Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

3.             ISSUER’S ACCEPTANCE

The Subscription Agreement, when executed by the Purchaser, and delivered to the Issuer, will constitute a subscription for Securities which will not be binding on the Issuer until accepted by the Issuer by executing the Subscription Agreement in the space provided on the face page(s) of the Subscription Agreement and, notwithstanding the Agreement Date, if the Issuer accepts the subscription by the Purchaser, the Subscription Agreement will be entered into on the date of such execution by the Issuer.

4.             CLOSING

4.1           On or before the end of the business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Securities to be purchased by the Purchaser.

4.2           At Closing, the Issuer will deliver to the Purchaser the certificates representing the Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee, or as directed by the Purchaser.

5.             MISCELLANEOUS

5.1           The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

5.2           The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

5.3           The Issuer may rely on delivery by fax machine of an executed copy of this Subscription Agreement, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

Subscription Agreement (with related appendices, schedules and forms)	Page 17 of 17

5.4           Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., Vancouver time, on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., Vancouver time, on any date and earlier than 11:59 p.m., Vancouver time, on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Purchaser of the Investment issued pursuant hereto, addressed to such Purchaser at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

Anavex Life Sciences Corp.
50 Harrison Street, Unit 315A
Hoboken NJ 07030

Attn: President
Tel: 250 864-2740
Facsimile: (250) 764-9701

5.5           Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer’s having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer considers necessary.

5.6           This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

5.7           Time is of the essence of this Subscription Agreement.

5.8           Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

5.9           The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

5.10         This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

5.11         A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 1.

5.12         This Subscription Agreement is to be read with all changes in gender or number as required by the context.

5.13         This Subscription Agreement will be governed by and construed in accordance with the internal laws of California (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of California with respect to any dispute related to this Subscription Agreement.

End of General Provisions

End of Subscription Agreement